UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2010
PepsiCo, Inc.
(Exact name of registrant
as specified in charter)

North Carolina (State or other jurisdiction of incorporation)	1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the 2010 annual meeting of shareholders of PepsiCo, Inc. (“PepsiCo”) held on May 5, 2010, PepsiCo’s shareholders approved an amendment to the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated (the “2007 Plan”), which was first approved by shareholders on May 2, 2007. The amendment to the 2007 Plan (i) increases by a total of 130 million shares the number of shares of PepsiCo common stock that may be issued pursuant to awards under the 2007 Plan, (ii) changes the method of calculating shares available for issuance under the 2007 Plan by counting each share subject to restricted stock units and other full value awards as three shares and (iii) expands the list of performance metrics that can be utilized in setting performance goals for performance-based awards to include the following additional performance metrics: productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), and goals related to corporate initiatives (such as acquisitions, dispositions or customer satisfaction).
     The amendment referred to above is described in greater detail in Proxy Item No. 3 in PepsiCo’s Proxy Statement for the 2010 annual meeting of shareholders of PepsiCo (“Proxy Statement”) filed with the Securities and Exchange Commission on March 23, 2010. The descriptions of the 2007 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2007 Plan (as amended and restated March 12, 2010) filed as Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
PepsiCo’s Annual Meeting of Shareholders was held on May 5, 2010. At the meeting:
(1)	12 Persons were elected to serve as directors of PepsiCo;

(2)	the selection of KPMG LLP to serve as the independent registered public accounting firm of PepsiCo for 2010 was ratified;

(3)	a proposal to approve amendments to the PepsiCo, Inc. 2007 Long-Term Incentive Plan (to increase authorized shares) was approved;

(4)	a shareholder proposal requesting a charitable contributions report was defeated;

(5)	a shareholder proposal requesting that shareholders holding 10% or more of PepsiCo’s common stock have the right to call special shareholder meetings was defeated; and

(6)	a shareholder proposal requesting a public policy report was defeated.

Election of Directors				Broker
Nominee	For	Against	Abstain	Non-Votes
Shona L. Brown	1,058,667,332	17,125,209	2,668,345	252,223,459
Ian M. Cook	1,068,096,569	7,772,299	2,592,018	252,223,459
Dina Dublon	1,067,995,416	8,028,437	2,437,033	252,223,459
Victor J. Dzau, MD	1,042,192,064	33,672,444	2,596,378	252,223,459
Ray L. Hunt	1,045,936,615	29,746,071	2,778,200	252,223,459
Alberto Ibargüen	1,065,701,893	10,002,393	2,756,600	252,223,459
Arthur C. Martinez	995,828,050	79,850,465	2,782,371	252,223,459
Indra K. Nooyi	1,040,477,150	35,396,728	2,587,008	252,223,459
Sharon Percy Rockefeller	1,045,365,980	30,604,197	2,490,709	252,223,459
James J. Schiro	1,032,143,637	43,602,191	2,715,058	252,223,459
Lloyd G. Trotter	1,067,277,018	8,479,243	2,704,625	252,223,459
Daniel Vasella	593,416,702	482,472,082	2,572,102	252,223,459

The following proposals were adopted by the margins indicated:				Broker
Description of Proposals	For	Against	Abstain	Non-Votes
Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants	1,306,641,008	19,995,347	4,047,990	N/A
Approval of Amendment to PepsiCo, Inc. Long-Term Incentive Plan, as Amended and Restated	855,053,140	223,407,746	N/A	252,223,459

The following proposals were not adopted by the margins indicated:				Broker
Description of Proposals	For	Against	Abstain	Non-Votes
Charitable Contributions Report	43,907,186	873,444,849	161,108,851	252,223,459
Right to Call Special Shareholders Meeting	529,417,671	543,646,554	5,396,661	252,223,459
Public Policy Report	46,592,492	870,393,596	161,474,798	252,223,459

Item 8.01.	Other Events.
     On May 5, 2010, in accordance with PepsiCo’s Corporate Governance Guidelines, the independent members of PepsiCo’s Board of Directors designated James J. Schiro as the Presiding Director of PepsiCo’s Board of Directors. Mr. Schiro succeeds Sharon Percy Rockefeller who served as Presiding Director from May 2007 through May 2010.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	PepsiCo, Inc. 2007 Long-Term Incentive Plan (as amended and restated March 12, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: May 11, 2010	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	PepsiCo, Inc. 2007 Long-Term Incentive Plan (as amended and restated March 12, 2010).